Exhibit 4.6

THIRD SUPPLEMENTAL INDENTURE

dated as of February 25, 2014

among

SHEA HOMES LIMITED PARTNERSHIP,

SHEA HOMES FUNDING CORP.,

The Guarantors Party Hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

8.625% Senior Secured Notes Due 2019

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), entered into as of February 25, 2014, among Shea Homes Limited Partnership (the “Company”), a California limited partnership, Shea Homes Funding Corp., a Delaware corporation (together with the Company, the “Issuers”), each of the guarantors listed on Schedule I hereto (the “Undersigned”) and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers, the Guarantors party thereto and the Trustee entered into an indenture, dated as of May 10, 2011, as supplemented by the First Supplemental Indenture, dated as of October 16, 2013 and the Second Supplemental Indenture dated as of November 14, 2013 (as so supplemented, the “Indenture”), relating to the Company’s 8.625% Senior Secured Notes Due 2019 (the “Notes”);

WHEREAS, as a condition to the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

SECTION 2. Each Undersigned, by its execution of this Third Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article VI thereof, and hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns, on the terms and subject to the conditions set forth in Article VI thereof, (1) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under the Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Indenture and the Notes. This Third Supplemental Indenture shall constitute the legal, valid binding obligation of the Issuers enforceable against it in accordance with its terms.

SECTION 3. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4. This Third Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

SECTION 5. This Third Supplemental Indenture is an amendment supplemental to the Indenture (as amended and supplemented to the date hereof) and the Indenture and this Third Supplemental Indenture will henceforth be read together.

SECTION 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the Recitals contained herein, all of which are made solely by the Issuers and each of the Undersigned.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

SHEA HOMES LIMITED PARTNERSHIP,

By:	/s/ James G. Shontere
Name: James G. Shontere Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell Title: Treasurer

SHEA HOMES FUNDING CORP.,

By:	/s/ James G. Shontere
Name: James G. Shontere Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell Title: Treasurer

SHEA HOMES HOUSTON, LLC, SHEA HOMES ACTIVE ADULT, LLC, and SH AA DEVELOPMENT, LLC

By:	Shea Homes, Inc., a Delaware corporation Its: Sole Member

	By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to Third Supplemental Indenture]

SHALC GC, INC.,

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to Third Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Maddy Hall
Name: Maddy Hall
Title: Vice President

[Signature Page to Third Supplemental Indenture]

Schedule I

Shea Homes Houston, LLC, a Delaware limited liability company

Shea Homes Active Adult, LLC, a Delaware limited liability company

SHALC GC, Inc., a Delaware corporation

SH AA Development, LLC, a Delaware limited liability company